UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2009

THE DOW CHEMICAL COMPANY
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-3433 Commission File Number	38-1285128 (IRS Employer Identification No.)

2030 Dow Center, Midland, Michigan (Address of principal executive offices)	48674 (Zip code)

(989) 636-1000 (Registrant’s telephone number, including area code)

N.A. (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On March 9, 2009, The Dow Chemical Company (the “Company”) announced that it had reached an agreement with Rohm and Haas Company (“Rohm and Haas”) to close Dow’s previously announced acquisition of Rohm and Haas on April 1, 2009. This agreement settled the litigation initiated by Rohm and Haas against the Company on January 26, 2009.

The Company also announced on March 9, 2009, that it had entered into an investment agreement with Paulson & Co. Inc. and The Haas Family Trusts to issue preferred and convertible equity securities in order to partially finance the acquisition by the Company of Rohm and Haas.

A copy of the press release issued by the Company is filed as Exhibit 99.1 hereto.  The Company also issued a joint press release with Rohm and Haas announcing the settlement, which is attached hereto as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release, dated March 9, 2009

99.2	Press Release, dated March 9, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 9, 2009

The Dow Chemical Company

By:	/s/ William H. Weideman
	Name:	William H. Weideman
	Title:	Vice President and Controller